As filed with the Securities and Exchange Commission on September 21, 2023

Registration No. 333-135506

Registration No. 333-150869

Registration No. 333-157927

Registration No. 333-157929

Registration No. 333-160222

Registration No. 333-164468

Registration No. 333-172041

Registration No. 333-180517

Registration No. 333-187254

Registration No. 333-194624

Registration No. 333-201204

Registration No. 333-205482

Registration No. 333-210053

Registration No. 333-217660

Registration No. 333-218847

Registration No. 333-224781

Registration No. 333-226507

Registration No. 333-228218

Registration No. 333-230097

Registration No. 333-237084

Registration No. 333-254857

Registration No. 333-263579

Registration No. 333-270646

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-135506

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-150869

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-157927

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-157929

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-160222

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-164468

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-172041

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-180517

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-187254

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-194624

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-201204

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-205482

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-210053

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-217660

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-218847

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-224781

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-226507

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-228218

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-230097

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-237084

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-254857

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-263579

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-270646

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PARATEK PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0960223
(State or other jurisdiction of incorporation or organization)	(IRS employer identification number)

75 Park Plaza

Boston, Massachusetts 02116

(617) 807-6600

(Address of principal executive offices)

Novacea, Inc. 2006 Incentive Award Plan

Amended 2001 Stock Option Plan of Novacea, Inc.

2006 Incentive Award Plan

Amended and Restated 2002 Stock Option Plan

2009 Employee Stock Purchase Plan

2006 Incentive Award Plan (Amended and Restated effective June 2, 2010)

Paratek Pharmaceuticals, Inc. 2014 Equity Incentive Plan, As Amended

Paratek Pharmaceuticals, Inc. 2006 Incentive Award Plan, as amended and restated

Paratek Pharmaceuticals, Inc. 2015 Equity Incentive Plan

Paratek Pharmaceuticals, Inc. 2015 Inducement Plan

Paratek Pharmaceuticals, Inc. 2017 Inducement Plan

Paratek Pharmaceuticals, Inc. 2018 Employee Stock Purchase Plan

Paratek Pharmaceuticals, Inc. 2017 Inducement Plan, as amended

(Full title of the Plans)

Evan Loh, M.D.

Chief Executive Officer

Paratek Pharmaceuticals, Inc.

75 Park Plaza

Boston, Massachusetts 02116

(617) 807-6600

(Name and address of Agent for Service)

(617) 807-6600

(Telephone number, including area code, of agent for Service)

Copies to:

Peter N. Handrinos

Leah R. Sauter

Elisabeth M. Martin

Latham & Watkins LLP

200 Clarendon Street

Boston, MA 02116

(617) 880-4500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer, “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”) filed by Paratek Pharmaceuticals, Inc., a Delaware corporation (the “Registrant”), deregister all shares of the Registrant’s common stock, par value $0.001 per share (the “Shares”), that remain unissued under the following Registration Statements on Form S-8 (each, a “Registration Statement”, and collectively, the “Registration Statements”) filed by the Registrant with the U.S. Securities and Exchange Commission (the “SEC”):

•

Registration Statement on Form S-8 (No. 333-135506) pertaining to the registration of an aggregate of 4,426,413 Shares, issuable under the Registrant’s Novacea, Inc. 2006 Incentive Award Plan and Amended 2001 Stock Option Plan of Novacea, Inc., which was filed with the SEC on June 30, 2006.

•

Registration Statement on Form S-8 (No. 333-150869) pertaining to the registration of 1,320,937 Shares, issuable under the Registrant’s Novacea, Inc. 2006 Incentive Award Plan, which was filed with the SEC on May 13, 2008.

•

Registration Statement on Form S-8 (No. 333-157927) pertaining to the registration of 258,344 Shares, issuable under the Registrant’s 2006 Incentive Award Plan, which was filed with the SEC on March 13, 2009.

•

Registration Statement on Form S-8 (No. 333-157929) pertaining to the registration of 1,043,775 Shares, issuable under the Registrant’s Amended and Restated 2002 Stock Option Plan, which was filed with the SEC on March 13, 2009.

•

Registration Statement on Form S-8 (No. 333-160222) pertaining to the registration of an aggregate of 500,000 Shares, issuable under certain of the Registrant’s 2009 Employee Stock Purchase Plan, which was filed with the SEC on June 25, 2009.

•

Registration Statement on Form S-8 (No. 333-164468) pertaining to the registration of an aggregate of 400,000 Shares, issuable under certain of the Registrant’s 2006 Incentive Award Plan, which was filed with the SEC on January 22, 2010.

•

Registration Statement on Form S-8 (No. 333-172041) pertaining to the registration of 1,422,488 Shares, issuable under the Registrant’s 2006 Incentive Award Plan (Amended and Restated effective June 2, 2010), which was filed with the SEC on February 3, 2011.

•

Registration Statement on Form S-8 (No. 333-180517) pertaining to the registration of an aggregate of 695,225 Shares, issuable under certain of the Registrant’s 2006 Incentive Award Plan, which was filed with the SEC on April 2, 2012.

•

Registration Statement on Form S-8 (No. 333-187254) pertaining to the registration of an aggregate of 933,819 Shares, issuable under certain of the Registrant’s 2006 Incentive Award Plan, which was filed with the SEC on March 14, 2013.

•

Registration Statement on Form S-8 (No. 333-194624) pertaining to the registration of an aggregate of 942,119 Shares, issuable under certain of the Registrant’s 2006 Incentive Award Plan, which was filed with the SEC on March 17, 2014.

•

Registration Statement on Form S-8 (No. 333-201204) pertaining to the registration of an aggregate of 757,402 Shares, issuable under certain of the Registrant’s 2014 Equity Incentive Plan, as amended, which was filed with the SEC on December 22, 2014.

•

Registration Statement on Form S-8 (No. 333-205482) pertaining to the registration of an aggregate of 1,679,640 Shares, issuable under certain of the Registrant’s 2006 Incentive Award Plan, as amended and restated, 2015 Equity Incentive Plan, and 2015 Inducement Plan which was filed with the SEC on July 2, 2015.

•

Registration Statement on Form S-8 (No. 333-210053) pertaining to the registration of an aggregate of 880,430 Shares, issuable under certain of the Registrant’s 2015 Equity Incentive Plan, which was filed with the SEC on March 9, 2016.

•

Registration Statement on Form S-8 (No. 333-217660) pertaining to the registration of an aggregate of 1,167,931 Shares, issuable under certain of the Registrant’s 2015 Equity Incentive Plan, which was filed with the SEC on May 4, 2017.

•

Registration Statement on Form S-8 (No. 333-218847) pertaining to the registration of an aggregate of 550,000 Shares, issuable under certain of the Registrant’s 2017 Inducement Plan, which was filed with the SEC on June 20, 2017.

•

Registration Statement on Form S-8 (No. 333-224781) pertaining to the registration of an aggregate of 1,397,050 Shares, issuable under certain of the Registrant’s 2015 Equity Incentive Plan, which was filed with the SEC on May 9, 2018.

•

Registration Statement on Form S-8 (No. 333-226507) pertaining to the registration of an aggregate of 943,294 Shares, issuable under certain of the Registrant’s 2018 Employee Stock Purchase Plan, which was filed with the SEC on August 2, 2018.

•

Registration Statement on Form S-8 (No. 333-228218) pertaining to the registration of an aggregate of 500,000 Shares, issuable under certain of the Registrant’s 2017 Inducement Plan, as amended, which was filed with the SEC on November 6, 2018.

•

Registration Statement on Form S-8 (No. 333-230097) pertaining to the registration of an aggregate of 1,612,969 Shares, issuable under certain of the Registrant’s 2015 Equity Incentive Plan, which was filed with the SEC on March 6, 2019.

•

Registration Statement on Form S-8 (No. 333-237084) pertaining to the registration of an aggregate of 1,991,387 Shares, issuable under certain of the Registrant’s 2015 Equity Incentive Plan, which was filed with the SEC on March 11, 2020.

•

Registration Statement on Form S-8 (No. 333-254857) pertaining to the registration of an aggregate of 2,325,828 Shares, issuable under certain of the Registrant’s 2015 Equity Incentive Plan, which was filed with the SEC on March 30, 2021.

•

Registration Statement on Form S-8 (No. 333-263579) pertaining to the registration of an aggregate of 3,335,590 Shares, issuable under certain of the Registrant’s 2015 Equity Incentive Plan and 2017 Inducement Plan, as amended, which was filed with the SEC on March 15, 2022.

•

Registration Statement on Form S-8 (No. 333-270646) pertaining to the registration of an aggregate of 2,832,577 Shares, issuable under certain of the Registrant’s 2015 Equity Incentive Plan, which was filed with the SEC on March 17, 2023.

Pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 6, 2023, among the Registrant, Resistance Acquisition, Inc., a Delaware corporation (“Parent”), and Resistance Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub was merged with and into the Registrant (the “Merger”), with the Registrant continuing as the surviving corporation and a wholly owned subsidiary of Parent. The Merger became effective on September 21, 2023.

In connection with the closing of the Merger, the offerings pursuant to the Registration Statements have been terminated. In accordance with undertakings made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offerings, the Registrant hereby removes from registration all Shares registered under the Registration Statements but not sold under the Registration Statements.

The foregoing description of the Merger, the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the Merger Agreement, which is attached as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 7, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on September 21, 2023.

PARATEK PHARMACEUTICALS, INC.

By:	/s/ Evan Loh
Name: Evan Loh, M.D.
Title: Chief Executive Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.